Exhibit 10.44

GlobalSantaFe

Personal Financial Planning

Assistance Program

For Senior Executive Officers

GlobalSantaFe Corporate Services Inc.

Certificate

I, David E. Faure, the Secretary of GlobalSantaFe Corporate Services Inc., having in my custody and possession the corporate records of said corporation, do hereby certify that attached hereto is a true, correct and complete copy of the GlobalSantaFe Personal Financial Planning Assistance Program For Senior Executive Officers as presently in effect.

Dated: August 27, 2002

/s / David E. Faure
David E. Faure

GlobalSantaFe

Personal Financial Planning Assistance Program

For Senior Executive Officers

SECTION 1 - PURPOSE

The GlobalSantaFe Personal Financial Planning Assistance Program For Senior Executive Officers has been established by GlobalSantaFe Corporate Services Inc. (the “Company”) to provide assistance with personal financial planning to selected senior executive officers of the GlobalSantaFe Corporation and its subsidiaries and other affiliates.

SECTION 2 - ELIGIBILITY

The Chief Executive Officer of the GlobalSantaFe Corporation and other executives of GlobalSantaFe Corporation and its subsidiaries and other affiliates in salary grade 45 and above who are selected for participation in this program by the Chief Executive Officer are participants eligible for personal financial planning assistance under this program. Subject to Section 9, each particpant will continue to be eligible for benefits under this program as long as he or she remains an employee of GlobalSantaFe or any of its subsidiaries or other affiliates, unless and until specific action is taken by the Chief Executive Officer of GlobalSantaFe Corporation to discontinue participation.

SECTION 3 - SERVICES

Each participating executive will from time to time select a consultant or consultants to perform the following services:

A.	Prepare one initial personal financial plan after the executive first becomes a participant in the program;

B.	Assist in evaluating future financial decisions required to achieve the plan goals; and

C.	Assist in income tax and estate planning and tax return preparation.

SECTION 4 - BENEFIT LIMITS

The following benefit limits will apply:

A.	The fees to prepare the initial personal financial plan, up to a maximum of $12,000.

B.	The fees to assist in the achievement of plan goals and to assist in income tax and estate planning and tax return preparation, up to a calendar-year limit of $8,000.

C.	The $12,000 benefit to prepare the initial personal financial plan is a one-time benefit and will expire when the full $12,000 amount has been used. The $8,000 calendar-year benefit is an annual benefit, and any unused portion will expire at the end of each calendar year.

D.	Any fees in excess of the above benefit limits will be the responsibility of the executive receiving the services.

E.	An executive whose participation in this program is terminated pursuant to Section 2 or who retires or otherwise terminates his or her service as an employee of the GlobalSantaFe Corporation and its subsidiaries and other affiliates will be eligible for any fees up to the full $8,000 calendar-year limit during the calendar year of such retirement or other termination. The Company, however, will only pay fees incurred by the executive prior to the retirement or other termination date. Any fees incurred after such date will be the responsibility of the executive.

SECTION 5 - TRAVEL EXPENSES

Any reasonable travel expenses incurred by the consultant will be billed to and paid by the Company and will not be allocated to individual benefit limits.

SECTION 6 - INCOME TAXES

All fees paid by the Company for personal financial planning are considered taxable income to the executive and will be added to the executive’s W-2 statement. Some portion of these fees may be deductible under current IRS regulations.

SECTION 7 - ADMINISTRATION

A.	The executive will instruct the consultant to submit bills within the above benefit limits to the Company’s Manager of Compensation. There will be a separate bill submitted for travel expenses.

B.	The Company’s Manager of Compensation will note on each bill the current status of the annual benefit limit and will forward the bill to the executive for review and approval.

C.	The executive will initial the bill to signify his or her approval and will return the approved bill to the Company’s Manager of Compensation for approval and payment processing.

D.	The executive will instruct the consultant to send all bills for fees in excess of the above benefit limits directly to the executive for payment.

SECTION 8 - TERMS OF EMPLOYMENT

The adoption and maintenance of this program will not be deemed to constitute a contract between any employer and employee, or to be consideration for, or an inducement or condition of, the employment of any person. Neither this program nor its maintenance will be deemed to give any employee the right to be retained in the employ of any employer or to interfere with the right of an employer to discharge an employee at any time, nor will it be deemed to give to an employer the right to require any employee to remain in its employ, nor will it interfere with any employee’s right to terminate his or her employment at any time.

SECTION 9 - MODIFICATION, AMENDMENT AND TERMINATION

The Company reserves the right at any time and from time to time, without notice, to modify or amend, in whole or in part, any or all of the provisions of this program and to terminate this program for any reason.